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                        HOUSTON INDUSTRIES INCORPORATED
                                   EXHIBIT 11
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                                                                     Exhibit 11
               HOUSTON INDUSTRIES INCORPORATED AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                          AND COMMON EQUIVALENT SHARE
                (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)


                                                                              Year Ended December 31,
                                                             ------------------------------------------------------
                                                                 1995                 1994                 1993
                                                             ------------         -------------        ------------
                                                                                    (Restated)          (Restated)
Primary Earnings Per Share:

 (1)  Weighted average shares of common stock
        outstanding  . . . . . . . . . . . . . . .. . . .     247,706,457           245,706,746         260,008,136

 (2)  Effect of issuance of shares from
        assumed exercise of stock options
        (treasury stock method)   . . . . . . . . . . . .          47,098              (79,048)               7,836
                                                             ------------         -------------        ------------
 (3)  Weighted average shares . . . . . . . . . . . . . .     247,753,555          245,627,698          260,015,972
                                                             ============         =============        ============
 (4)  Net income  . . . . . . . . . . . . . . . . . . . .    $  1,105,524         $    399,261         $    416,036

 (5)  Primary earnings per share
        (line 4/line 3) . . . . . . . . . . . . . . . . .    $       4.46         $       1.62         $       1.60

Fully Diluted Earnings Per Share:

 (6)  Weighted average shares per computation
        on line 3 above . . . . . . . . . . . . . . . . .     247,753,555          245,627,698          260,015,972

 (7)  Shares applicable to options included
        on line 2 above . . . . . . . . . . . . . . . . .         (47,098)              79,048               (7,836)

 (8)  Dilutive effect of stock options
        (treasury stock method) based on
        higher of the average price for the
        year or year-end price of $24.25,
        $18.00 and $23.82 for 1995, 1994 and
        1993, respectively  . . . . . . . . . . . . . . .          52,730              (79,048)              14,600
                                                             ------------         -------------        ------------
 (9)  Weighted average shares . . . . . . . . . . . . . .     247,759,187          245,627,698          260,022,736
                                                             ============         =============        ============
(10)  Net income  . . . . . . . . . . . . . . . . . . . .    $  1,105,524         $    399,261         $    416,036

(11)  Fully diluted earnings per share
        (line 10/line 9)  . . . . . . . . . . . . . . . .    $       4.46         $       1.62         $       1.60


Notes:

These calculations are submitted in accordance with Regulation S-K item 601(b)(11) although it is not required for financial presentation disclosure per footnote 2 to paragraph 14 of Accounting Principles Board (APB) Opinion No. 15 because it does not meet the 3 percent dilutive test.

The calculations for year ended December 31, 1994 is submitted in accordance with Regulation S-K item 601(b)(11) although they are contrary to paragraphs 30 and 40 of APB No. 15 because they produce anti-dilutive results.

The amounts for 1994 reflect the adoption, effective January 1, 1994, of the American Institute of Certified Public Accountants Statement of Position 93-6 (SOP 93-6), "Employers' Accounting for Employee Stock Ownership Plans." See Notes 1(g) and 9(b) to the Company's Consolidated and HL&P's Financial Statements for information regarding the effects of SOP 93-6 on weighted average shares of common stock outstanding and net income, respectively. In accordance with SOP 93-6, periods prior to 1994 have not been restated.

All share amounts reflect the two-for-one stock split, effective December 1995.